Exhibit 10.3

WAIVER AND CONSENT

THIS WAIVER AND CONSENT (this “Agreement”), dated and effective as of July 29, 2025, is entered into by and between Safe and Green Development Corporation, a Delaware corporation (the “Company”) and between ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD (the “Investor”). The Company and the Investor are together referred to herein as the “Parties,” or each of them individually as a “Party”. Capitalized terms in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below), unless otherwise defined herein.

WHEREAS, the Parties entered into and executed that certain Securities Purchase Agreement dated as of August 12, 2024, as amended on August 30, 2024 and November 15, 2024, (the “Purchase Agreement”), whereby Company may, from time to time, require that Investor purchase from Company up to $50 million of the Company’s Common Shares;

WHEREAS, the Purchase Agreement provides that until the Limitation Date, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Shares or Common Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction, other than in connection with an Exempt Issuance or with the prior written consent of the Investor; and

WHEREAS, on June 17, 2025, the Parties entered into a Waiver and Consent whereby Investor waived and consented to the Company entering into a single Variable Rate Transaction for a period of thirty (30) days from the date of such Waiver and Consent; and

WHEREAS, the Company is seeking the Investor’s waiver and consent to permit the Company to enter into Variable Rate Transactions after the date hereof.

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES, ACTS, RELEASES AND OTHER GOOD AND VALUABLE CONSIDERATION HEREINAFTER RECITED, THE SUFFICIENCY AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1. The Investor hereby waives any rights it may have with respect to, and hereby consents to, the Company effecting or entering into an agreement to effect any issuance of Common Shares or Common Share Equivalents (or a combination of units thereof) involving Variable Rate Transactions

2. As consideration for the Investor’s execution and delivery of this Waiver and Consent, the Company shall issue to the Investor as a commitment fee, a five-year pre-funded warrant exercisable for 100,000 Common Shares (shares issuable pursuant to such exercise, the “Warrant Shares”) at a strike price of $0.0001 per share in the form of Exhibit A attached hereto. The Company shall register the Warrant Shares in the next registration statement filed by the Company.

3. Except as otherwise expressly provided herein, the provisions of the Purchase Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Waiver and Consent as of the date first written above.

ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD

By:	/s/Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer